Exhibit 10.48

FIRST AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (“Amendment”) is entered into as of February     , 2005, by and among Nextmedia Operating, Inc., a Delaware corporation (the “Borrower”), the other Credit Parties signatory hereto, the Lenders signatory hereto, and General Electric Capital Corporation, a Delaware corporation, as Agent for the Lenders (“Agent”).

RECITALS

A. The Borrower, the other Credit Parties signatory thereto, the Lenders signatory thereto from time to time and the Agent are parties to that certain Amended and Restated Credit Agreement, dated as of April 9, 2004 (the “Credit Agreement”). Capitalized terms used herein but not defined herein are used as defined in the Credit Agreement.

B. The Borrower has requested that the Lenders amend the Credit Agreement in certain respects and the Lenders have agreed to amend the Credit Agreement, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

A. AMENDMENT

1. Amendment to Section 1.5(a) of the Credit Agreement. Section 1.5(a) of the Credit Agreement is hereby amended by replacing the grid in Section 1.5(a) with the following grid:

	Total Leverage Ratio	Applicable Revolver Index Margin	Applicable Revolver LIBOR Margin	Applicable L/C Margin
Level I	≥ 7.50	2.50%	3.50%	3.50%
Level II	≥ 7.00, but < 7.50	2.00%	3.00%	3.00%
Level III	≥ 6.5, but < 7.00	1.75%	2.75%	2.75%
Level IV	≥ 6.00, but < 6.50	1.50%	2.50%	2.50%
Level V	≥ 5.50, but < 6.00	1.25%	2.25%	2.25%
Level VI	< 5.50	1.00%	2.00%	2.00%

2. Amendment to Section 1.9(b) of the Credit Agreement. Section 1.9(b) of the Credit Agreement is hereby amended by replacing Section 1.9(b) in its entirety with the following:

(b)	As additional compensation for the Revolving Lenders, Borrower shall pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a Fee for Borrower’s non-use of available funds in an amount, equal to 0.50% per annum calculated on the basis of a 360 day year for actual days elapsed, multiplied by the difference between (x) the Maximum Amount (as it may be increased or reduced from time to time) and (y) the average for the period of the daily closing balances of the Revolving Loan outstanding during the period for which the such Fee is due.

B. CONDITIONS PRECEDENT

Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Credit Agreement shall remain in full force and effect in its unamended form, Borrower shall have no rights under this Amendment and the Lenders shall not be obligated to take, fulfill or perform any action hereunder, until the Agent shall have received (i) the $750,000 fee payable pursuant to clause (ii) of the Closing Fee section of the Fee Letter, dated as of April 9, 2004, by and among GE Capital Corporation, as agent and lender and Borrower (the payment of which shall constitute payment in full of the Closing Fee); (ii) this Amendment, duly executed by all parties hereto; and (iii) a certificate of foreign qualification from the Secretary of State of the State of Kentucky for NextMedia Outdoor, Inc.

C. REPRESENTATIONS

Each Credit Party hereby represents and warrants to the Lenders and the Agent that:

1. The execution, delivery and performance by such Credit Party of this Amendment (a) are within such Credit Party’s corporate or limited liability company power, as the case may be; (b) have been duly authorized by all necessary corporate or limited liability company action; (c) are not in contravention of any provision of such Credit Party’s certificate of incorporation or certificate of formation or bylaws or limited liability company agreement or other organizational documents; (d) do not violate any law or regulation, or any order or decree of any Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party or any of its Subsidiaries is a party or by which such Credit Party or any such Subsidiary or any of their respective property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Credit Party or any of its Subsidiaries other than those in favor of Agent, on behalf of itself and the Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person;

2. This Amendment has been duly executed and delivered for the benefit of or on behalf of each Credit Party and constitutes a legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general; and

3. After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.

D. OTHER AGREEMENTS

1. Continuing Effectiveness of Loan Documents. As amended hereby, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower. To the extent any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby. Upon the effectiveness of this Amendment such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby.

2. Reaffirmation. The Borrower hereby restates, ratifies and reaffirms the Credit Agreement and the other Loan Documents, effective as of the date hereof and after giving effect to this Amendment.

3. Reaffirmation of Guaranties. Each Credit Party other than the Borrower confirms that it has received and reviewed a copy of this Amendment and restates, ratifies and reaffirms the Subsidiary Guaranty and the other Loan Documents to which it is a party, effective as of the date hereof, after giving effect to this Amendment.

4. Acknowledgment of Perfection of Security Interest. Each Credit Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Agent and the Lenders under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

5. Survival. Except as expressly provided herein, the Credit Agreement and all other Loan Documents shall continue in full force and effect and the unamended terms and conditions of the Credit Agreement and the other Loan Documents are expressly incorporated herein and ratified and confirmed in all respects. This Amendment is not intended to be or to create, nor shall it be construed as, a novation or an accord and satisfaction.

6. Expenses. The Borrower agrees to pay on demand all costs and expenses of Agent in connection with the preparation, execution, delivery and enforcement of this Amendment, the closing hereof, and any other transactions contemplated hereby, including the reasonable fees and out-of-pocket expenses of Agent’s counsel.

7. Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

Borrower and Holdings:	NEXTMEDIA OPERATING, INC., as Borrower

	By:	/S/ SEAN R. STOVER
	Name:	Sean R. Stover
	Title:	Senior Vice President and Chief Financial Officer

NEXTMEDIA GROUP, INC., as Holdings

By:	/S/ SEAN R. STOVER
Name:	Sean R. Stover
Title:	Senior Vice President and Chief Financial Officer

Agents and Lenders:	GENERAL ELECTRIC CAPITAL CORPORATION, as Agent, Collateral Agent and Lender

	By:	/S/ STEVEN J. HEISE
Its Duly Authorized Signatory

Other Credit Parties:	NM LICENSING LLC

	By:	/S/ SEAN R. STOVER
	Name:	Sean R. Stover
	Title:	Vice President

NEXTMEDIA OUTDOOR, INC.

By:	/S/ SEAN R. STOVER
Name:	Sean R. Stover
Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

NEXTMEDIA NORTHERN COLORADO, INC.

By:	/S/ SEAN R. STOVER
Name:	Sean R. Stover
Title:	Vice President

NEXTMEDIA FRANCHISING, INC.

By:	/S/ SEAN R. STOVER
Name:	Sean R. Stover
Title:	Vice President

NEXTMEDIA OUTDOOR, LLC

By:	/S/ SEAN R. STOVER
Name:	Sean R. Stover
Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]